Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$21,165,470
Unrealized Gain (Loss) on Market Value of Commodity Futures	(20,911,990)
Dividend Income	3,943
Interest Income	2,102
ETF Transaction Fees	1,000
Total Income (Loss)	$260,525

Expenses
General Partner Management Fees	$126,474
Professional Fees	102,265
Brokerage Commissions	54,634
Directors' Fees and insurance	6,444
NYMEX License Fee	3,162
Total Expenses	$292,979
Net Income (Loss)	$(32,454)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/21	$248,775,729
Withdrawals (300,000 Shares)	(3,151,250)
Net Income (Loss)	(32,454)

Net Asset Value End of Month	$245,592,025
Net Asset Value Per Share (23,384,588 Shares)	$10.50

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596